UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2024
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2024, NextDecade Corporation (the “Company”) announced the appointment of Tarik Skeik as the Chief Operating Officer of the Company, effective July 24, 2024.

Prior to his appointment as the Chief Operating Officer of the Company, Mr. Skeik, 44, was a global project executive at ExxonMobil, where he worked since 2011. Mr. Skeik has over 20 years of experience delivering global complex mega projects in LNG, oil, and petrochemicals across North America, the Middle East and Asia. He led the completion and startup of six greenfield assets exceeding $50 billion in investments. His experience includes the planning and execution, through initial operation, of projects including the Huizhou Chemicals Complex in China, Gulf Coast Growth Ventures in the United States, Banyu Urip in Indonesia, Kearl Expansion in Canada, and QatarGas 2 in Qatar. Tarik has a Bachelor of Electrical Engineering degree from McGill University in Montreal, Canada.

In connection with his appointment as Chief Operating Officer of the Company, Mr. Skeik’s compensation package includes: (1) an annual base salary of $450,000; (2) eligibility for an annual discretionary bonus with a target of 90% of his annual base salary; and (3) an annual long-term incentive award with a value of $1,000,000 under the Company’s 2017 Omnibus Incentive Plan, as amended, which award may be subject to any performance criteria established by the Compensation Committee of the Board of Directors of the Company at the time of grant. There is no written employment agreement with Mr. Skeik and his employment is “at will.”

The appointment of Mr. Skeik to serve as the Chief Operating Officer of the Company was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Skeik and any director or other executive officer of the Company. Mr. Skeik has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Item 7.01 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act or the Exchange Act.

On July 22, 2024, the Company issued a press release regarding Mr. Skeik’s appointment as Chief Operating Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by the Company on July 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 22, 2024

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel